UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: August 26, 2021

Photozou Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55806	90-1260322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4-30-4F, Yotsuya

Shinjuku-ku, Tokyo, 160-0004, Japan

(Address of Principal Executive Offices)

Issuer's telephone number: +81-3-6369-1589

Fax number: +81-3-6369-3727

Email: info@photozou.co.jp

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	PTZH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

References to “We,” “Our,” and “the Company,” refer to Photozou Holdings, Inc., a Delaware Company.

On April 29, 2021, the Securities and Exchange Commission (“SEC”) issued an “Order of Suspension of Trading” (referred to herein as the “Order”) temporarily suspending the trading in the securities of the Company. The Order stated that the SEC felt it in the public interest and protection of investors to require a temporary suspension in light of potentially manipulative transactions in the Company’s Common Stock and unusual trading activity, particularly in February and March, 2021. The Company’s Common Stock, previously quoted on the OTC Markets Group Pink Tier was suspended as a result of the Order for the period from 9:30 a.m. EDT on April 30, 2021, through 11:59 p.m. EDT on May 13, 2021, at which time the suspension expired by its terms.

On August 26, 2021 the SEC confirmed to the Company’s counsel that it had concluded its investigation of the Company pursuant to the Order, and that the SEC did not intend to recommend any enforcement action. The SEC’s response further noted that this decision should “in no way be construed as indicating that the party (the Company) has been exonerated or that no action may ultimately result from the staff's investigation.”

Currently, the Company and its counsel are working with a market maker to file a Form 211 on the Company’s behalf so that its Common Stock may resume trading via the OTC Pink Tier. There is, however, no guarantee that a Market Maker will agree to file a 211 on the Company’s behalf behalf, or that our Common Stock will be quoted again in the future..

Item 9.01 Exhibits.

None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Photozou Holdings, Inc.

Dated: September 29, 2021

By: /s/ Koichi Ishizuka

Koichi Ishizuka

President and Director